Exhibit 10.1 PORTLAND GENERAL ELECTRIC COMPANY SEVERANCE PAY PLAN FOR EXECUTIVE EMPLOYEES Amended and Restated Effective July 27, 2021

PORTLAND GENERAL ELECTRIC COMPANY SEVERANCE PAY PLAN FOR EXECUTIVE EMPLOYEES PURPOSE This Portland General Electric Company Severance Pay Plan for Executive Employees, as amended from time to time (the “Plan”) defines the benefits provided to executive employees whose employment is permanently terminated by Portland General Electric Company (the “Company”) under certain circumstances. ARTICLE I. EFFECTIVE DATE 1.1 The Plan, as amended and restated, shall be effective July 27, 2021 (the “Effective Date”). ARTICLE II. DEFINED TERMS The following terms are defined in this Plan, as described below. 2.1 “Base Pay” shall mean the Employee’s base salary from the Company (excluding bonuses, special awards, commissions, severance pay, and other non-regular forms of compensation). 2.2 “Board” shall mean the Board of Directors of the Company. 2.3 “Cause” shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of the Employee to perform substantially all of his or her duties to the Company in accordance with the Employee’s obligations and position with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after 30 days’ notice from the Company, such notice setting forth in reasonable detail the nature of such failure, and in the event the Employee fails to cure such breach or failure within 30 days of notice from the Company, if such breach or failure is capable of cure; (ii) the material breach of law or written Company policy applicable to the Covered Employee, including, but not limited to, the Company’s Code of Business Ethics and Conduct, that could result in significant reputational or financial harm to the Company; (iii) dishonesty, gross negligence, breach of fiduciary duty; (iv) the commission by the Employee of an act of fraud or embezzlement, as found by a court of competent jurisdiction; (v) the conviction of the Employee of a felony;

- 2 - (vi) a material breach of the terms of an agreement with the Company, provided that the Company provides the Employee with adequate notice of such breach and the Employee fails to cure such breach, if the breach is reasonably curable, within thirty (30) days after receipt of such notice; or (vii) any other misconduct by the Employee that would justify the recoupment or cancellation of compensation under the Company’s Amended and Restated Incentive Compensation Clawback and Cancellation Policy, as it may be amended from time to time, or similar successor policy adopted by the Board. 2.4 “Change in Control” shall mean any of the following events: (i) Any person (as such term is used in Section 14(d) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as determined pursuant to Rule 14d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing more than thirty percent (30%) of the combined voting power of the Company’s then outstanding voting securities; or (ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period (the “Incumbent Board”) cease to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such two (2)-year period whose election to the Board, or nomination for election to the Board by the Company’s stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs in connection with or as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents; or (iii) There occurs a consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing, directly or indirectly, more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets. Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate

- 3 - ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions. 2.5 “COBRA” shall mean the health care continuation coverage requirements set forth in Section 4980B of the Code. 2.6 “Code” shall mean the Internal Revenue Code of 1986, as amended. 2.7 “Committee” shall have the meaning set forth in Article IX of the Plan. 2.8 “Company” shall have the meaning set forth in the Purpose section of the Plan. As used in this Plan, “Company” shall also mean any successor to its business and/or assets which assumes and agrees to perform this Plan by operation of law or otherwise. 2.9 “Divested Employer” shall have the meaning set forth in Article III of the Plan. 2.10 “Effective Date” shall have the meaning set forth in Article I of the Plan. 2.11 “Employee” shall mean any regular employee of the Company, or any such affiliate of the Company as the Board may determine from time to time may participate in the Plan, who is employed on the payroll of the Company or any such affiliate, and whose position with the Company is at the level of vice president or above. 2.12 “ERISA” shall have the meaning set forth in Article VIII of the Plan. 2.13 “Good Reason” shall mean the occurrence of any of the following conditions: (i) a material adverse change in the nature of the Employee’s duties or responsibilities; for the avoidance of doubt, ceasing to be the Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, or Chief Human Resources Officer of a public company shall constitute a material adverse change for purposes of this provision; (ii) a material reduction in the Employee’s base compensation or short-term cash incentive compensation opportunities, or as they respectively may be increased thereafter from time to time; or (iii) a mandatory relocation of Employee’s principal place of work in excess of 50 miles. Notwithstanding the foregoing, a condition shall not constitute “Good Reason” for purposes of the Plan unless (a) within 30 days following the first occurrence of such condition, the Employee delivers written notice to the Company of his or her intent to terminate employment for Good Reason based on such condition, and (b) within 30 days following its receipt of such notice, the Company has not substantially cured such condition. 2.14 “Incumbent Board” shall have the meaning set forth in Article II of the Plan. 2.15 “Key Employee” shall mean an Employee treated as a “specified employee” as of his Separation from Service under Code section 409A(a)(2)(B)(i), i.e., a key employee (as defined in Code section 416(i) without regard to paragraph (5) thereof) of the Company or its affiliates if the Company’s or its affiliate’s stock is publicly traded on an established securities market or otherwise. Key Employees shall be determined in accordance with Code section 409A using a December 31 identification date. A listing of Key Employees as of an identification date shall be effective for the 12-month period beginning on the April 1 following the identification date.

- 4 - 2.16 “Plan” shall have the meaning set forth in the Purpose section of the Plan. 2.17 “Protection Period” shall mean the 24-month period beginning on the date of the first instance of a Change in Control following the Effective Date. 2.18 “Retirement” shall mean an Employee’s voluntary termination of employment (except for a voluntary termination of employment for Good Reason within 90 days following the first occurrence of the condition constituting Good Reason) on or after an “early retirement date” (as such term is defined in Section 5.3 of the Portland General Electric Company Pension Plan, as amended from time to time). 2.19 “Section 409A” shall have the meaning set forth in Article XII of the Plan. 2.20 “Separation from Service” shall mean a “separation from service” as defined under Code section 409A and regulations issued thereunder. ARTICLE III. TERMINATION OUTSIDE PROTECTION PERIOD 3.1 Eligibility to Participate. Outside the Protection Period, all Employees are eligible to participate in the Plan, other than any Employee: (i) who is covered under the provisions of another severance pay plan that provides for a form of severance remuneration upon termination of employment; (ii) who has a written employment contract that provides for a form of severance remuneration upon termination of employment; (iii) who is not designated as a full time active employee of the Company or a participating affiliate (including an Employee on an unpaid personal leave of absence, unless the Employee’s reemployment rights are protected by applicable law, in which case he shall be treated as a full time active employee for purposes of this Plan), or (iv) who is designated as a temporary employee or contract employee on the payroll of the Company or a participating affiliate. 3.2 No Benefits Unless Involuntary Termination by Company or Voluntary Termination for Good Reason. Outside the Protection Period, no Employee who voluntarily terminates employment with the Company or a participating affiliate (including due to Retirement) or whose employment terminates due to death or disability shall receive a severance benefit under the Plan, unless the Employee voluntarily terminates employment for Good Reason within 90 days following the first occurrence of the condition constituting Good Reason. 3.3 Additional Exclusions. Outside the Protection Period, an Employee will not be eligible to receive a severance benefit under this Plan if: (a) Termination for Cause. The Employee’s employment is terminated for Cause; (b) Short Term Layoff with Potential of Recall. The Employee is laid off for a period of short duration and subject to recall within a reasonable time, as determined by the Company;

- 5 - (c) Offer of Position. In connection with an Employee’s removal from a position, the Employee (i) receives an offer of employment from the Company or a Divested Employer or any of their respective affiliates, provided that the conditions of such offer would not have constituted Good Reason, or (ii) accepts an offer of employment at any salary or location from the Company or a Divested Employer or any of their respective affiliates, regardless of whether the requirements of (i) above are satisfied; (d) Other Severance or Termination Benefits. The Employee receives extra or additional consideration outside of the Plan in connection with the Employee’s termination of, or retirement from, employment (including by way of example, but not limited to, enhanced retirement benefits or incentive remuneration), and the Committee makes a determination that a severance benefit under the Plan should not be paid; or (e) Other Special Circumstances. Special circumstances exist for which the Chief Executive Officer of the Company makes a written determination that a severance benefit will not be paid. “Divested Employer” means (i) a division, subsidiary, venture or partnership, or other business segment of the Company or an affiliate of the Company, which has been or is proposed to be divested, or (ii) the proposed or actual purchaser or acquirer thereof, by reason of ownership or acquisition of stock, assets or otherwise, and includes any affiliate of such Divested Employer. 3.4 Entitlement to Severance Benefits Outside the Protection Period; Waiver and Release Required. Except as provided in Section 3.3, an Employee whose employment is permanently terminated by the Company or a participating affiliate without Cause, or who voluntarily terminates employment for Good Reason within 90 days following the first occurrence of the condition constituting Good Reason, in either case outside the Protection Period, will receive the severance benefits provided for in Section 3.5 of the Plan, provided that the Employee timely executes and delivers to the Company a general release of claims and restrictive covenant agreement substantially in the form set forth in Appendix A hereto, which release may be supplemented by additional provisions as determined in the Committee’s discretion, and any revocation period for such release expires, in each case within sixty (60) days of the date of termination, and the Employee complies with the restrictive covenants set forth therein. 3.5 Description of Severance Benefits. An Employee eligible for benefits under Section 3.4 of the Plan will receive the following benefits: (a) A cash severance benefit, as follows: (i) If the Employee holds the position of Vice President, Senior Vice President or Chief Financial Officer, one (1) times the highest annualized rate of the Employee’s Base Pay in effect immediately prior to termination; and (ii) If the Employee holds the position of Chief Executive Officer, one and a half (1.5) times the highest annualized rate of the Employee’s Base Pay in effect immediately prior to termination.

- 6 - (b) To the extent the Employee would otherwise forfeit payment of an annual cash incentive award due to his or her termination of employment, a pro-rata portion of the Employee’s annual cash incentive award in effect immediately prior to termination, based on the target level of performance and the period of the Employee’s service during the award year. (c) If the Employee is eligible for and timely elects COBRA health care continuation coverage, the Company shall pay a lump sum cash payment equal to the applicable monthly COBRA premium (both the employer and employee portions and any administrative fee applicable to COBRA recipients) multiplied by: (i) twelve (12), if the Employee held the position of Vice President, Senior Vice President or Chief Financial Officer; or (ii) eighteen (18), if the Employee held the position of Chief Executive Officer. ARTICLE IV. TERMINATION DURING PROTECTION PERIOD 4.1 Eligibility to Participate. During the Protection Period, all Employees are eligible to participate in the Plan, other than any Employee who has a written employment contract that provides for a form of severance remuneration upon termination of employment. 4.2 No Benefits Unless Involuntary Termination by Company or Voluntary Termination for Good Reason. During the Protection Period, no Employee who voluntarily terminates employment with the Company or a participating affiliate (including due to Retirement) or whose employment terminates due to death or disability shall receive a severance benefit under the Plan, unless the Employee voluntarily terminates employment for Good Reason within 90 days following the first occurrence of the condition constituting Good Reason. 4.3 Termination for Cause. During the Protection Period, an Employee will not be eligible to receive a severance benefit under this Plan if the Employee’s employment is terminated for Cause. 4.4 Entitlement to Severance Benefits During the Protection Period; Waiver and Release Required. An Employee whose employment is permanently terminated by the Company or a participating affiliate without Cause, or who voluntarily terminates employment for Good Reason within 90 days following the first occurrence of the condition constituting Good Reason or such longer period as the Company and the Employee may agree to, in either case during the Protection Period, will receive the severance benefit provided for in Section 4.5 of the Plan, provided that the Employee timely executes and delivers to the Company a general release of claims and restrictive covenants agreement substantially in the form set forth in Appendix A hereto, and any revocation period for such release expires, in each case within sixty (60) days of the date of termination, and the Employee complies with the restrictive covenants set forth therein. 4.5 Description of Severance Benefits. An Employee eligible for benefits under Section 4.4 of the Plan will receive the following benefits:

- 7 - (a) A cash severance benefit, as follows: (i) If the Employee holds the position of Vice President, one and a half (1.5) times the sum of (x) the highest annualized rate of the Employee’s Base Pay in effect immediately prior to or during the Protection Period, plus (y) the target annual cash incentive award in effect immediately prior to the start of the Protection Period or as it may be increased thereafter; (ii) If the Employee holds the position of Senior Vice President or Chief Financial Officer, two (2) times the sum of (x) the highest annualized rate of the Employee’s Base Pay in effect in effect immediately prior to or during the Protection Period, plus (y) the target annual cash incentive award in effect immediately prior to the start of the Protection Period or as it may be increased thereafter; and (iii) If the Employee holds the position of Chief Executive Officer, two and a half (2.5) times the sum of (x) the highest annualized rate of the Employee’s Base Pay in effect immediately prior to or during the Protection Period, plus (y) the target annual cash incentive award in effect immediately prior to the start of the Protection Period or as it may be increased thereafter. (b) To the extent the Employee would otherwise forfeit payment of an annual cash incentive award due to his or her termination of employment, a pro-rata portion of the Employee’s annual cash incentive award in effect immediately prior to termination, based on the target level of performance and the period of the Employee’s service during the award year. (c) If the Employee is eligible for and timely elects COBRA health care continuation coverage, the Company shall pay a lump sum cash payment equal to the applicable monthly COBRA premium (both the employer and employee portions and any administrative fee applicable to COBRA recipients) multiplied by: (i) eighteen (18), if the Employee held the position of Vice President; (ii) twenty-four (24), if the Employee holds the position of Senior Vice President or Chief Financial Officer; or (iii) thirty (30), if the Employee holds the position of Chief Executive Officer. ARTICLE V. PAYMENT OF SEVERANCE BENEFIT 5.1 Payment of Benefit. The cash severance benefits to which an Employee becomes entitled under Section 3.5(a),(c) or Section 4.5(a)-(c) shall be paid in a lump sum on the 60th day following the date of termination. The pro-rata award provided under Section 3.5(b) will be distributed at the same time as awards are distributed to active incentive award plan participants.

- 8 - 5.2 Income Taxes. The payment of benefits under the Plan is subject to all applicable federal, state and local tax withholding and generally constitutes taxable income to the recipient. Employees are advised to consult with their personal tax advisor for more information. 5.3 Treatment of Parachute Payments. Notwithstanding anything in this Plan to the contrary, if any payment or benefit to which an Employee is entitled under this Plan or otherwise would, either alone or together with all other payments and benefits to which such Employee is entitled, but for the application of this Section 5.3, result in an excise tax to the Employee under Section 4999 of the Code, then such payments and benefits shall be payable either (a) in full or (b) in such lesser amount as would result in no portion of any payments or benefits to such Employee being subject to the excise tax under Section 4999 of the Code, whichever of the foregoing options (a) or (b) results in the Employee’s receipt, on an after-tax basis, of the greater amount of payments and benefits. To the extent the Employee would receive a reduced amount pursuant to this Section 5.3, the Employee’s payments and benefits shall be reduced, to the extent necessary, by first cancelling cash payments under this Plan, then any other cash payments, and then cancelling the acceleration of vesting of equity awards. The Company shall select a nationally recognized accounting firm to perform any calculations and other determinations required by this Section 5.3, which calculations and determinations shall be final, conclusive and binding on the Company, the Employee and all other interested parties. 5.4 No Duplication of Severance Benefits. In addition to the eligibility requirements set forth in Section 3.1 and 4.1, an Employee who receives severance benefits under this Plan shall not be entitled to receive severance benefits under any other plan of the Company or any of its affiliates. ARTICLE VI. REEMPLOYMENT OF TERMINATED EMPLOYEE 6.1 In the event an Employee who receives a cash severance benefit under Section 3.5(a)- (c) or 4.5(a)-(c) of the Plan is reemployed by the Company or any affiliate or is employed by a Divested Employer or any affiliate within one (1) year after the Employee’s termination of employment, the Employee shall be required to refund to the Company an amount equal to the amount of the cash severance benefit less the amount of Base Pay the Employee would have received had the Employee remained employed at the Employee’s rate of Base Pay at termination until the date of the Employee’s reemployment or employment. ARTICLE VII. MALFEASANCE IS BREACH OF PORTLAND GENERAL ELECTRIC COMPANY POLICY 7.1 Any officer or employee of the Company or a participating affiliate, including an Employee who receives a severance benefit under the Plan, who intentionally participates in a mischaracterization of the reason for an Employee’s termination of employment, whereby an Employee receives a greater severance benefit under the Plan or any other compensatory plan, program or policy of the Company or any affiliate, than such Employee would otherwise be entitled, shall work a malfeasance against the Company and the Plan, and the Company and the Plan may seek any remedy available in equity or at law due to such malfeasance.

- 9 - ARTICLE VIII. ERISA PROVISIONS 8.1 ERISA. The Plan is established pursuant to, and governed by, the Employee Retirement Income Security Act, as amended (“ERISA”). The Plan is intended to constitute a “severance pay arrangement” within the meaning of Section 3(2)(B)(i) of ERISA so as to be excepted from the definitions of “employee pension benefit plan” and “pension plan” set forth under section 3(2) of ERISA, and is intended to meet the descriptive requirements of a plan constituting a “severance pay plan” within the meaning of regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations § 2510.3−2(b). In the event that the Plan does not meet the requirements a “severance pay arrangement” or “severance pay plan” as described above, the Plan is intended is intended to be “a plan which is unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensation employees,” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. 8.2 Funding. The benefits provided herein shall be funded by the Company’s general assets. The Plan shall constitute an unfunded mechanism for the Company to pay Plan benefits to Employees determined to be eligible for payments hereunder. No fund or trust is created with respect to the Plan, and no Employee shall have any security or other interest in the assets of the Company. 8.3 Fiscal Year. The Fiscal Year of the Plan shall be the same fiscal year adopted by the Company for accounting purposes. 8.4 Cost of Plan. The entire cost of the Plan shall be borne by the Company and no contributions shall be required of the eligible Employees, except as specifically provided herein. 8.5 Named Fiduciary. The Company is the sponsor and the named fiduciary of the Plan. ARTICLE IX. ADMINISTRATION OF THE PLAN 9.1 Appointment of Committee. The general administration of the Plan shall be vested in the Compensation and Human Resources Committee of the Board (the “Committee”). For purposes of ERISA, the Committee shall be the Plan “administrator” and shall be a “fiduciary” with respect to the administration of the Plan. 9.2 Compensation, Bonding and Expenses of Members. The Members of the Committee shall not receive compensation with respect to their services for the Committee in respect of this Plan. To the extent required by ERISA or other applicable law, or required by the Company, members of the Committee shall furnish bond or security for the performance of their duties hereunder. Any expenses properly incurred by the Committee incident to the administration, termination or protection of the Plan, including the cost of furnishing any bond or security, shall be paid by the Company. 9.3 Committee Powers and Duties. The Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have the sole discretionary authority and all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority and duty to:

- 10 - (a) make rules, regulations and procedures for the administration of the Plan which are not inconsistent with the terms and provisions hereof, provided such rules, regulations and procedures are evidenced in writing and copies thereof are delivered to the Company; (b) construe and interpret all terms, provisions, conditions and limitations of the Plan; (c) correct any defect, supply any omission, construe any ambiguous or uncertain provisions, or reconcile any inconsistency that may appear in the Plan, in such manner and to such extent as it shall deem expedient to carry the Plan into effect; (d) employ and compensate such accountants, attorneys, investment advisors and other agents and employees as the Committee may deem necessary or desirable in the proper and efficient administration of the Plan; (e) determine all questions relating to eligibility; (f) determine the amount of any benefits hereunder and to prescribe procedures to be followed by distributees in obtaining benefits; (g) prepare, file and distribute, in such manner as the Committee determines to be appropriate, such information and material as is required by the reporting and disclosure requirements of ERISA; and (h) make a determination as to the right of any person to receive a benefit under the Plan. 9.4 Standard of Review. Any decision, determination, or other action by the Committee shall be final and binding upon the parties, and it is intended that a court will give deference to any discretionary determination of the Committee when adjudicating any action or claim that challenges such Committee determination. 9.5 Information to Committee. The Company shall supply full and timely information to the Committee relating to Employees and such pertinent facts as the Committee may require. When making a determination in connection with the Plan, the Committee shall be entitled to rely upon the aforesaid information furnished by the Company. 9.6 Appointment of Plan Administrator Following a Change in Control. Prior to the occurrence of any Change in Control event, the Committee shall appoint an independent third-party to act as the plan administrator following such Change in Control event during the Protection Period. Such third-party administrator shall have the same powers and perform the same duties as prescribed in Section 9.3 and may not be removed or replaced by the Company during the Protection Period. ARTICLE X. CLAIMS PROCEDURE 10.1 Claim for Benefits. If an Employee is not paid benefits under the Plan at the time of termination of his or her employment, any claim for benefits payable under the Plan must be made in

- 11 - writing and received by the Company within ninety (90) days of the Employee’s termination of employment. Claims for benefits under the Plan shall be made in writing to the Company. 10.2 Denial of Claim. If a claim for benefits is wholly or partially denied, the Company shall notify the claimant of the Plan’s adverse benefit determination within a reasonable period of time, but not later than ninety (90) days after receipt of the claim by the plan, unless the Company determines that special circumstances require an extension of time for processing the claim. If the Company determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ninety-day period. In no event shall such extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination. The period of time within which a benefit determination is required to be made shall begin at the time a claim is filed in accordance with the reasonable procedures established by the Committee, without regard to whether all the information necessary to make a benefit determination accompanies the filing. 10.3 Notice of Claim Denial. The Company shall provide a claimant with written or electronic notification of any adverse benefit determination. Any electronic notification shall comply with the standards imposed by 29 CFR 2520.104b-l(c)(l)(i), (iii), and (iv). The notification shall set forth, in a manner calculated to be understood by the claimant: (i) the specific reason or reasons for the adverse determination; (ii) reference to the specific plan provisions on which the determination is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review. Such notification shall provide the claimant the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits. The claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits. A document, record, or other information shall be considered “relevant” to a claimant’s claim if such document, record, or other information: (i) was relied upon in making the benefit determination; (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; or (iii) demonstrates compliance with the administrative processes and safeguards established by the Committee to ensure and to verify that benefit claim determinations are made in accordance with governing plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants. 10.4 Review of Denial. Within sixty (60) days of the receipt by the claimant of written or permitted electronic notification of an adverse benefit determination, the claimant may file a written request with the Committee that it conduct a full and fair review of the denial of the claimant’s claim for benefits. A review by the Committee shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is filed in accordance with the reasonable procedures

- 12 - established by the Committee, without regard to whether all the information necessary to make a benefit determination on review accompanies the filing. In the event that a period of time is extended due to a claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information. 10.5 Decision on Review. The Committee shall notify a claimant, in accordance with Section 10.6 of the Plan, of its benefit determination on review of a claimant’s appeal of an adverse benefit determination within a reasonable period of time, but not later than sixty days after receipt of the claimant’s request for review by the Committee, unless the Committee determines that special circumstances (such as the need to hold a hearing, if the Plan’s procedures provide for a hearing) require an extension of time for processing the claim. If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial sixty-day period. In no event shall such extension exceed a period of sixty days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the determination on review. 10.6 Notice of Decision on Review. The Committee shall notify the claimant of the benefit determination as soon as possible, but not later than five (5) days after the benefit determination is made with written or electronic notification of the Committee’s benefit determination of the claimant’s appeal of the benefit denial. Any electronic notification shall comply with the standards imposed by 29 CFR 2520.104b-1(c)(I)(i), (iii), and (iv). In the case of an adverse benefit determination, the notification shall set forth, in a manner calculated to be understood by the claimant: (i) the specific reason or reasons for the adverse determination; (ii) reference to the specific plan provisions on which the benefit determination is based; (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and (iv) a statement of the claimant’s right to bring an action under section 502(a) of ERISA. 10.7 Reimbursement of Reasonable Legal Expenses. The provisions of the Plan (including this Section 10) shall not be construed as prohibiting an Employee from commencing an action, suit or proceeding in any court of competent jurisdiction with respect to such Employee’s rights under the Plan. The Company shall pay to each Employee all reasonable legal fees and expenses incurred by such Employee in seeking, in good faith, to obtain or enforce any benefit or right provided by the Plan or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made as soon as practicable after delivery of the Employee’s written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require; provided, however, that in no event shall payments be made later than the last day of the Employee’s taxable year following the taxable year in which the fee or expense was incurred. Notwithstanding the preceding provisions of this Section 10.7, in the event that the Employee does not prevail on at least one material issue in the relevant dispute or other proceeding, the Employee shall repay any amount previously paid by the Company pursuant

- 13 - to this Section 10.7 in respect of such dispute or other proceeding within ten (10) days of the final resolution thereof. ARTICLE XI. TERMINATION AND AMENDMENT OF PLAN 11.1 Termination of Plan. The Company, by action of the Committee, may terminate the Plan at any time outside the Protection Period, without prior notice. The Company may not terminate the Plan during the Protection Period. 11.2 Benefit upon Termination of Plan. Upon termination of the Plan, except with respect to benefits then in pay status, all rights to benefits hereunder, if any, shall cease. 11.3 Amendment of Plan. The severance benefits provided for in the Plan are not vested benefits. Accordingly, the Company reserves the right in its sole and absolute discretion, to amend or modify the Plan, in whole or in part, including any or all of the provisions of the Plan, by action of the Committee, without prior notice; provided that the Plan may not be amended during the Protection Period if such amendment would adversely affect the rights of an Employee hereunder without such Employee’s consent. The Plan supersedes any severance benefit policies, plans, practices or arrangements applicable to the Employees that may have been in force prior to the Effective Date. ARTICLE XII. MISCELLANEOUS 12.1 No Contract of Employment. The Plan does not constitute or imply the existence of an employment contract between the Company or any participating affiliate and any Employee. Employment with the Company is “at will”. 12.2 Governing Law; Venue. To the extent not governed by federal law, the Plan shall be interpreted under the laws of the State of Oregon notwithstanding any conflict of law principles. Venue for all claims and actions related to or arising under the Plan shall be exclusively in the courts of the State of Oregon. 12.3 Gender. Wherever in this instrument words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender whenever they would so apply, and vice versa. Wherever words appear in the singular or plural, they shall be read and construed as in the plural or singular, respectively, wherever they would so apply. 12.4 Auxiliary Documents. Each Employee does, by his acceptance of potential benefits under the Plan, agree to execute any documents that may be necessary or proper in the carrying out of the purpose and intent of the Plan. 12.5 Code Section 409A. The intent of the Plan is that payments and benefits under this Plan comply with Code section 409A, and the regulations and guidance promulgated thereunder (“Section 409A”), to the extent subject thereto, and accordingly, to the maximum extent permitted, this Plan shall be interpreted and administered to be in compliance therewith. Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate and distinct payment for purposes of Section 409A. Without limiting the foregoing and notwithstanding anything

- 14 - contained herein to the contrary, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A: (a) An Employee shall not be considered to have terminated employment with the Company for purposes of any payments under this Plan which are subject to Section 409A until the Employee would be considered to have incurred a Separation from Service. (b) Amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan during the six (6)-month period immediately following the Employee’s Separation from Service shall instead be paid on the first business day after the date that is six (6) months following the Employee’s Separation from Service (or, if earlier, Employee’s date of death). (c) Amounts reimbursable to the Employee under this Plan shall be paid to the Employee on or before the last day of the year following the year in which the expense was incurred and the amount of expenses eligible for reimbursement (and in-kind benefits provided to the Employee) during one year may not affect amounts reimbursable or provided in any subsequent year. The Company makes no representation that any or all of the payments described in this Plan will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. The Employee shall be solely responsible for the payment of any taxes, penalties, interest or other expenses incurred by the Employee on account of non-compliance with Section 409A. PORTLAND GENERAL ELECTRIC COMPANY By: ______/S/ Anne Mersereau_______________ Anne Mersereau Vice President, Human Resources, Diversity, Equity & Inclusion

- 15 - APPENDIX A Form of Release Agreement This Release Agreement (this “Release”) is entered into between [NAME] (“Former Executive”) and Portland General Electric Company (“PGE”) (collectively referred to herein as the “Parties”). WHEREAS, the Former Executive is eligible to participate in the Portland General Electric Company Severance Pay Plan for Executive Employees (the “Severance Pay Plan”); WHEREAS, the Parties agree that the Former Executive is entitled to certain severance benefits under and in accordance with the Severance Pay Plan as a result of the termination of the Former Executive’s employment with PGE and its affiliates, subject to the Former Executive’s timely execution, delivery and non-revocation of this Release and continued compliance with the restrictive covenants set forth herein; and WHEREAS, PGE and the Former Executive now wish to fully and finally resolve all matters between them. NOW, THEREFORE, in consideration of, and subject to, the benefits payable to the Former Executive pursuant to the Severance Pay Plan, the adequacy of which is hereby acknowledged by the Former Executive, and which the Former Executive acknowledges that the Former Executive would not otherwise be entitled to receive, the Former Executive and PGE hereby agree as follows: 1. General Release of Claims by Former Executive. a. Former Executive, on behalf of Former Executive and Former Executive’s executors, heirs, administrators, representatives and assigns (collectively, the “Releasors”), hereby voluntarily, knowingly and willingly releases, waives and forever discharges PGE, together with each of its past, present and future owners, parents, subsidiaries and affiliates, together with each of their current, former and future directors, officers, partners, agents, members, employees, contractors, insurers, trustees, stockholders, investors, joint ventures, representatives and attorneys, and each of their respective subsidiaries, affiliates, estates, predecessors, successors and assigns, both individually and in their official capacities (collectively, the “Released Parties”), from, and does fully waive any obligations of any of the Released Parties to Releasors for, any and all rights, actions, charges, causes of action, demands, damages, claims for relief, complaints, remuneration, sums of money, suits, debts, covenants, contracts, agreements, promises, obligations, demands, accounts, expenses (including attorneys’ fees and costs) and liabilities of any kind whatsoever, whether in law or equity, known or unknown, suspected or unsuspected (collectively, “Claims”), which Former Executive or any of the other Releasors ever had, now has, or may hereafter claim to have by reason of any matter, cause, act, omission or thing whatsoever: (i) arising from the beginning of time up to the date the Former Executive executes this Release, including but not limited to, any such claims (A) relating in any way to the Former Executive’s employment with PGE or any of the other Released Parties, (B) arising out of or relating to tort, fraud, or defamation, and (C) arising under

- 16 - any federal, local, or state statute, regulation or ordinance, including, without limitation, the Age Discrimination in Employment Act (as amended by the Older Workers Benefit Protection Act) (“ADEA”); Title VII of the Civil Rights Act of 1964; the Civil Rights Acts of 1866 and 1871 (42 U.S.C. § 1981); the Civil Rights Act of 1991; the National Labor Relations Act; the Employee Retirement Income Security Act of 1974; the Rehabilitation Act of 1973; the Equal Pay Act of 1963; the Genetic Information Nondiscrimination Act of 2008; the Vietnam Era Veterans Readjustment Assistance Act of 1974; Uniformed Services Employment and Reemployment Rights Act of 1994; the Energy Reorganization Act of 1974; the Americans With Disabilities Act of 1990; the Worker Adjustment and Retraining Notification Act; and Executive Order 11246, the Oregon Family Leave Act, the Oregon Military Family Leave Act; Oregon’s Unlawful Discrimination Against Injured Workers Law; Oregon’s Initiating or Aiding Administrative, Criminal, or Civil Proceeding Law; Oregon’s Unlawful Discrimination Against Persons with Disabilities Law; Chapter 659A of the Oregon Revised Statutes; each as amended and including each of their respective implementing regulations and/or any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived or released; (ii) arising out of or relating to the termination of the Former Executive’s employment relationship with PGE or any other Released Parties; (iii) relating to wrongful discharge, constructive discharge, or breach of contract; or (iv) arising under or relating to any policy, agreement, understanding, or promise, written or oral, formal or informal, between PGE or any other Released Parties and the Former Executive (including, without limitation, the Severance Pay Plan). b. Notwithstanding anything herein to the contrary, the Former Executive does not release, and this general release of claims does not apply to and shall not be construed to apply to: (i) any rights or Claims the Former Executive may have, from and after the date the Release is executed; (ii) any rights to indemnification by PGE in accordance with PGE’s applicable governance documentation; (iii) any rights the Former Executive may have under any applicable general liability and/or directors and officers insurance policy maintained by PGE or its affiliates with respect to similarly-situated former executives; (iv) any rights the Former Executive may have as a general shareholder of PGE; (v) any rights or Claims the Former Executive may have that cannot be waived under applicable law, such as the right to make a claim for unemployment, workers’ compensation, or disability benefits; (vi) the Former Executive’s ability to bring proceedings to enforce this Release or to challenge the validity of the release of ADEA claims set forth in this Release; (vii) any rights or Claims to continuation of health plan coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (or similar law); (viii) any rights or Claims the Former Executive may have to vested benefits under PGE’s or its affiliates’ health, welfare and qualified retirement plans maintained by PGE in the course of the Former Executive’s employment; or (ix) any rights or Claims against PGE for unpaid benefits under the Management Deferred Compensation Plan or the Supplemental Executive Retirement Program, if applicable. c. The Former Executive agrees that neither this Release, nor the furnishing of the consideration for this Release, shall be deemed or construed at any time to be an admission by PGE, any of the other Released Parties or the Former Executive of any improper or unlawful conduct. The Former Executive acknowledges and agrees PGE and the other Released Parties have fully satisfied any and all obligations owed to the Former Executive arising out of or relating to the Former Executive’s employment with or service to PGE or any of the other Released Parties, and that, other than as expressly provided in this Release, no further sums,

- 17 - payments, wages or benefits are owed to the Former Executive by PGE or any of the other Released Parties in respect of such service. 2. Restrictive Covenants. a. Confidentiality. The Former Executive acknowledges that during the course of the Former Executive’s employment with PGE and its affiliates the Former Executive became familiar with trade secrets and other Confidential Information of PGE and its affiliates. The Former Executive represents that the Former Executive has held, and the Former Executive agrees that the Former Executive will at all times hereafter hold, in strictest confidence, all Confidential Information, and that the Former Executive has not and will not, directly or indirectly, disclose, use, disseminate, reveal, lecture upon or publish any of PGE’s Confidential Information, without PGE’s written consent. The term “Confidential Information” means any and all information relating to PGE, its affiliates or any of their businesses, clients, customers, accounts, suppliers, vendors, investors, or employees that is not publicly known or available; provided, however, that Confidential Information shall not include information which is generally known or available to the public through no breach of this agreement by the Former Executive. By way of illustration, but not limitation, Confidential Information includes: information about PGE’s or its affiliates’ trade secrets, products, processes, machines, materials and services, including research, planning, development, manufacturing, purchasing, finances, strategic plans, investments, potential investments, acquisitions, potential acquisitions, data processing, engineering, marketing, merchandising, selling practices, manufacturing and sales costs and margins, and personal information of existing or future customers, clients, accounts, vendors, investors or employees of PGE or its affiliates. Notwithstanding any other provision of this Release, in accordance with the Defend Trade Secrets Act of 2016 (18 U.S.C. § 1833(b)): (a) Former Executive will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that: (i) is made: (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding; (b) if Former Executive files a lawsuit for retaliation by PGE or its affiliates for reporting a suspected violation of law, Former Executive may disclose PGE’s or its affiliates’ trade secrets to Former Executive's attorney and use the trade secret information in the court proceeding if Former Executive: (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order. Former Executive hereby irrevocably grants and assigns to PGE all of Former Executive’s right, title and interest in and to all PGE Inventions and agrees that all such PGE Inventions shall be PGE’s sole and exclusive property to the maximum extent permitted by law. “PGE Inventions” means any all Inventions (including Confidential Information) conceived or reduced to practice by Former Executive while an employee of PGE or its affiliates, either solely or jointly with others and whether or not during regular working hours, that resulted from or relates to Former Executive’s work with PGE or its affiliates, or at any time before or thereafter to the extent contemplated by or created with reference to or use of any Confidential Information. “Inventions” means all inventions (whether patentable or unpatentable), systems, machines, software, code, ideas, computer programs, methods, formulas, improvements, techniques, processes, apparatuses, compositions of matter, trade secrets, know- how, works of authorship, and designs of any kind, together with all intellectual property rights embodied therein. Former Executive shall at the request of PGE (but without additional

- 18 - compensation from PGE): (i) execute any and all papers and perform all lawful acts that PGE deems necessary for the preparation, filing, prosecution, and maintenance of applications for United States and foreign patents or copyrights on any PGE Inventions; (ii) execute such instruments as are necessary to assign to PGE or to PGE’s nominee, all of Former Executive’s rights, title and interest in and to any PGE Inventions so as to establish or perfect in PGE or in PGE’s nominee, the entire right, title and interest in and to such PGE Inventions; and (iii) execute any instruments necessary or that PGE may deem desirable in connection with any continuation, renewal or reissue of any patents included in any PGE Inventions, renewal of any copyright registrations for any PGE Inventions, waiver of moral rights, or in the conduct of any proceedings or litigation relating to any PGE Inventions. Former Executive shall list on Exhibit [●] (Other Inventions) attached hereto all Inventions relating in any way to PGE’s business or demonstrably anticipated research and development or business, that were conceived or reduced to practice by Former Executive outside of or prior to employment with PGE (“Other Inventions”). Former Executive represents and warrants that Former Executive has no rights in any such Inventions other than those Other Innovations listed in Exhibit [●] (Other Inventions). If nothing is listed on Exhibit [●] (Other Inventions), Former Executive represents and warrants that there are no Other Inventions at the time of signing this Release. Former Executive hereby grants to PGE and PGE’s nominees a royalty-free, transferable, perpetual, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to fully use, practice and exploit all patent, copyright, moral right, trade secret and other intellectual property rights relating to any Other Inventions that Former Executive incorporated, or permitted to be incorporated, in any PGE Inventions. b. Non-Competition. The Former Executive agrees that, for the one (1) year period following the termination of the Former Executive’s employment with PGE and its affiliates (the “Restricted Period”), the Former Executive shall not, without the express written consent of PGE, directly or indirectly, whether as an employee, officer, member, partner, director, owner, stockholder, investor, principal, lender, consultant, advisor, agent or otherwise, render advice or provide services that are the same as or similar in function or purpose as those provided during the Former Executive’s employment with PGE or its affiliates to any individual or entity engaged in or preparing to engage in the business of power generation, transmission or distribution (a “Competitive Business”) or otherwise engage in or prepare to engage in a Competitive Business operating in any city or county in which PGE or its affiliates engage in or have definitive plans to engage in such businesses; provided, however, that it shall not be a violation of this Section 2(b) for the Former Executive to make passive investments of not more than one percent (1%) of the capital stock or other ownership or equity interest, or voting power, in a public company, registered under the Securities Exchange Act of 1934, as amended. c. Non-Solicitation. The Former Executive agrees that, during the Restricted Period, the Former Executive shall not, directly or indirectly, whether for the Former Executive’s own account or for any other individual or entity, (i) call upon or solicit for competitive purposes, divert, take away or attempt to solicit for competitive purposes any then-current customers of PGE and its affiliates with whom the Former Executive had material contact during the Former Executive’s employment with PGE and its affiliates; or (ii) solicit, retain, hire, offer to hire, entice away or in any manner persuade or attempt to persuade any officer, employee or agent of PGE or its affiliates who was employed or engaged by PGE or its affiliates during the Former Executive’s employment with PGE and its affiliates to discontinue his or her relationship with

- 19 - PGE or its affiliates. Notwithstanding the foregoing, non-targeted, general, solicitations to the public shall be deemed not to breach this Section 2(c). d. Non-Disparagement. The Former Executive agrees that the Former Executive shall not make, or solicit others to make, critical, negative or disparaging remarks, comments, statements or the like, whether to the media, on the internet, on social media platforms, or otherwise, about PGE or its affiliates that could reasonably be expected to result in material harm to, or are otherwise intended to harm, PGE or its affiliates, including, but not limited to, comments about any of their respective products, services, management, business, or employment practices; provided, however, that nothing in this Section 2(d) shall prohibit the Former Executive from engaging in, or in any way limit the activities and disclosures described in Section 2(i) below. e. Cooperation. Subject to Section 2(i), the Former Executive shall cooperate with PGE with respect to all matters arising during or related to the Former Executive’s employment with PGE or any other Released Parties, including, but not limited to, cooperation in connection with any governmental investigation, litigation or regulatory or other proceeding which may have arisen or which may arise following the signing of this Release. PGE will reimburse the Former Executive for reasonable expenses incurred in providing such cooperation as long as the Former Executive obtains PGE’s written authorization prior to incurring such expenses. f. Return of Property. The Former Executive agrees that the Former Executive shall, by no later than the date on which the Former Executive executes this Release, return to PGE all originals and copies of PGE files and documents, tapes, disks and other tangible items containing PGE’s Confidential Information that are in the Former Executive’s possession or control. Any and all such documents contained on the Former Executive’s personal computer or devices (including any “cloud” services or other data storage devices) shall be printed, delivered to PGE and thereafter deleted from the personal computer/device. These documents and items must be returned whether in the Former Executive’s possession, work area, home, vehicle or in the wrongful possession of any third party with the Former Executive’s knowledge or acquiescence, and whether prepared by the Former Executive or any other person or entity. The Former Executive agrees to sign a certification, affidavit, or such other document representing that the Former Executive has fulfilled the obligations of this Section 2(f), as PGE may request, and deliver it to PGE. g. Modification. The Parties agree and acknowledge that the duration, scope and geographic area of the covenants described in this Section 2 are fair, reasonable and necessary in order to protect the goodwill and other legitimate interests of PGE and its affiliates, that adequate consideration has been, or will be, received by the Former Executive for such obligations, and that these obligations do not prevent the Former Executive from earning a livelihood. If, however, for any reason any court of competent jurisdiction determines that the restrictions in this Section 2 are not reasonable, that consideration is inadequate, or that the Former Executive has been prevented unlawfully from earning a livelihood, such restrictions will be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in this Section 2 as will render such restrictions valid and enforceable. h. Remedies for Breach. The Parties agree that the restrictive covenants contained in

- 20 - this Release are severable and separate, and the unenforceability of any specific covenant herein will not affect the validity of any other covenant set forth herein. The Former Executive acknowledges that PGE will suffer irreparable harm as a result of a breach of such restrictive covenants by the Former Executive for which an adequate monetary remedy does not exist and a remedy at law may prove to be inadequate. Accordingly, in the event of any actual or threatened breach by the Former Executive of any provision of this Section 2, PGE will, in addition to any other remedies permitted by law, be entitled to seek to obtain remedies in equity, including, without limitation, specific performance, injunctive relief, a temporary restraining order, and/or a permanent injunction in any court of competent jurisdiction, to prevent or otherwise restrain a breach of this Section 2, without the necessity of proving damages, posting a bond or other security. Such relief will be in addition to and not in substitution of any other remedies available to PGE. i. Permitted Disclosures. Nothing in this Release or any other agreement that the Former Executive may have with PGE is intended to, nor shall, prohibit or restrict the Former Executive from (A) voluntarily communicating with or testifying before any law enforcement or government agency, including the Securities and Exchange Commission (“SEC”), the Equal Employment Opportunity Commission, a state or local commission on human rights or any self- regulatory organization, or otherwise initiating, assisting with, or participating in any manner with an investigation conducted by such government agency, in each case, regarding possible violations of law and without advance notice PGE, (B) recovering a SEC whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934, or (C) disclosing any information (including, without limitation, Confidential Information) to a court or other administrative or legislative body in response to a subpoena, provided that the Former Executive first promptly notifies (to the extent legally permissible) PGE and, with respect to any subpoena on behalf of any non-governmental person or entity, uses commercially reasonable efforts to cooperate with any effort by PGE to seek to challenge the subpoena on behalf of any non- governmental person or entity or obtain a protective order limiting its disclosure, or other appropriate remedy. j. Further, nothing in this Release or any other agreement that the Former Executive may have with PGE is intended to, nor shall, conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section. Pursuant to 18 U.S.C. § 1833(b), the Former Executive acknowledges and understands that the Former Executive will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret of PGE that (A) is made (I) in confidence to a Federal, State or local government official, either directly or indirectly, or to the Former Executive’s attorney and (II) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If the Former Executive files a lawsuit for retaliation by PGE for reporting a suspected violation of law, the Former Executive may disclose the trade secret to the Former Executive’s attorney and use the trade secret information in the court proceeding, if the Former Executive (x) files any document containing the trade secret under seal, and (y) does not disclose the trade secret, except pursuant to court order. 3. Prospective Employer Inquiries. The Former Executive shall direct any inquiries from prospective employers to the Human Resources Department. In the event PGE receives any such inquiries from a prospective employer, PGE shall respond by providing the Former Executive’s

- 21 - term of employment and last position held, and by advising the prospective employer that it is PGE’s policy to provide information only as to service dates and last position held. 4. Confidentiality of the Release. Subject to Section 2(i), the Former Executive agrees that the Former Executive shall maintain the existence and terms of this Release confidential to the extent permitted by law; provided, however, that the Former Executive may disclose the existence and terms of this Release to the Former Executive’s immediate family members, attorneys, accountants, financial advisors, or tax advisors, so long as the Former Executive instructs them, and they agree, to maintain such terms as confidential. 5. Knowing and Voluntary Release. The Former Executive acknowledges that this Release was first presented to the Former Executive for the Former Executive’s consideration on [DATE]. The Former Executive acknowledges and agrees that the Former Executive has been advised to consult with an attorney of the Former Executive’s choosing prior to signing the Release. The Former Executive represents that the Former Executive has had the opportunity to review this Release with an attorney of the Former Executive’s choice. The Former Executive agrees that the Former Executive has entered into the Release freely and voluntarily. The Former Executive further acknowledges and agrees that the Former Executive has had at least [twenty- one (21)/forty-five (45)] calendar days to consider the Release, although the Former Executive may sign it sooner if the Former Executive wishes. The Former Executive agrees that changes to this Release, whether material or immaterial, do not restart the running of the [twenty-one (21)/forty-five (45)] calendar day period. In addition, once the Former Executive has signed the Release, the Former Executive shall have seven (7) additional days from the date of execution to revoke the Former Executive’s consent and may do so by delivering a signed revocation notice to [●]. The Release shall not be effective, and no payments shall be due hereunder, earlier than the eighth (8th) day after the Former Executive shall have executed the Release and returned it to PGE, assuming that the Former Executive had not revoked the Former Executive’s consent to the Release prior to such date. If the Former Executive does not execute the Release within [twenty-one (21)/forty-five (45)] calendar days from receipt, or if the Former Executive executes and subsequently revokes the Release, Executive shall forfeit all rights the Former Executive may have to receive the severance benefits set forth in the Severance Pay Plan. 6. Each Party the Drafter. This Release, and the provisions contained in it, shall not be construed or interpreted for, or against, any party to this Release because that party drafted or caused that party’s legal representatives to draft any of its provisions. The Former Executive agrees that the terms of this Release, including the economic terms, have been individually negotiated. 7. Legal Fees and Expenses. Following the Former Executive’s execution of this Release and the expiration of the 7-day revocation period described in Section 5 above, PGE shall pay or reimburse the Former Executive for reasonable attorneys’ fees and expenses incurred in connection with the Former Executive’s termination, former employment or the business affairs of PGE or its affiliates, provided that such payment or reimbursement is consistent with the requirements on indemnification of officers contained in Oregon Revised Statutes Chapter 60. Such amounts will be paid by PGE promptly (but in no event more than ten (10) business days) following receipt of a written request for payment or reimbursement, as the case may be, together with such written documentation of the fees and/or expenses as PGE may reasonably

- 22 - request. The payments or reimbursements shall be in addition to any amount to which the Former Executive may be entitled under Section 10.7 of the Severance Pay Plan and Section 2(e) of this Release; provided, however, that PGE's obligations under this Section 7 shall cease on the sixth (6th) anniversary of the last day of the Former Executive's employment with PGE and its affiliates. 8. Counterparts. This Release may be executed in counterparts, and each counterpart, when so executed and delivered, shall be deemed to be an original and both counterparts, taken together, shall constitute one and the same Release. A faxed or .pdf-ed signature shall operate the same as an original signature. 9. No Waiver. A failure of any of the Released Parties to insist on strict compliance with any provision of this Release shall not be deemed a waiver of such provision or any other provision hereof. 10. Assignment. This Release is personal to the Former Executive and may not be assigned by the Former Executive. This Release shall be assignable by PGE, in whole or in part, and will inure to the benefit of and be binding upon PGE and any successor organization which shall succeed to PGE by merger or consolidation or operation of law, or by acquisition of assets of PGE. 11. Entire Agreement. This Release, together with the Severance Pay Plan, contains the entire agreement between PGE and the Former Executive relating to the matters contained herein and amends, supersedes and restates all prior agreements and understandings, oral or written, between PGE and the Former Executive. 12. No Oral Modifications. This Release may not be changed or modified except by an agreement in writing, signed by the Parties. 13. Governing Law. This Release shall be interpreted and construed in accordance with the laws of Oregon, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this provision to the substantive law of another jurisdiction. IN WITNESS WHEREOF, the Former Executive and PGE have executed the Release as of the date and year provided below. By: Date Name: Title: By: Date [FORMER EXECUTIVE]